Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Wynn Las Vegas, LLC (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew Pascal, as Chief Operating Officer of the Company and David Sisk, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDREW PASCAL
Name:	Andrew Pascal
Title:	Chief Operating Officer and President (Principal Executive Officer)
Date:	March 31, 2006

/s/ DAVID SISK
Name:	David Sisk
Title:	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)
Date:	March 31, 2006